Mark Griffin, Investors 629-213-5672 Mark.Griffin@alliancebernstein.com Carly Symington, Media (US) 615-417-5701 Carly.Symington@alliancebernstein.com

AllianceBernstein Completes Acquisition of Global Private Alternatives Manager CarVal Investors

NASHVILLE, Tenn., July 1, 2022 -- AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P., a leading research and global investment management firm, today announced that it has completed the acquisition of CarVal Investors (“CarVal”). AB announced its intention to acquire CarVal on March 17, 2022.

Headquartered in Minneapolis, Minn., CarVal is a global private alternatives investment manager with approximately $15 billion in assets under management (“AUM”)(1), primarily focused on opportunistic and distressed credit, renewable energy infrastructure, specialty finance and transportation investments.

“We are pleased to complete this acquisition of global manager CarVal Investors, which expands AB’s private markets platform to $50 billion in AUM, underscoring our commitment to accelerating the growth of our Private Alternatives business, with our partner Equitable,” said AB President and CEO Seth Bernstein. “From CarVal’s unwavering commitment to clients to their collaborative culture and dynamic leadership, this acquisition strongly aligns with our firm’s strategic priorities. We look forward to all that we will accomplish together as one team.”

Following the announcement in March, client activity and fundraising momentum has been strong, with over $2.1 billion raised by CarVal across their diverse product line-up.
As of today, CarVal has officially been rebranded as AB CarVal Investors. For more information on the acquisition, please reference the March press release.

(1) AUM of CarVal comprised of approximately $11.7 billion in fee-earning AUM and $3.7 billion in fee-eligible AUM. Pro forma AUM of AB comprised of approximately $37.6 billion in fee-earning AUM and $12.6 billion in fee-eligible AUM. Figures may not sum due to rounding. Numbers as of May 31, 2022.

About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals, and private wealth clients in major world markets. As of May 2022, AllianceBernstein had $687 billion in assets under management. Additional information about AB may be found on our website, www.alliancebernstein.com.

Cautions Regarding Forward Looking Statements

Various statements in this news release relating to the acquisition by AB of CarVal are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These

statements, which are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements, concern expected growth, client growth and stockholder benefits, key assumptions, revenue realization, financial benefits or returns and accretion and integration costs. The most significant transaction-related and other risk factors that may cause actual results to differ materially from future results expressed or implied by our forward-looking statements include, among other risks disclosed in AB’s public filings with the U.S. Securities and Exchange Commission: the completion and integration of the acquisition may adversely impact CarVal’s business operations (including the threatened or actual loss of employees, clients or suppliers); and the anticipated benefits of the transaction, including the realization of revenue, accretion, and financial benefits or returns, may not be fully realized or may take longer to realize than expected, including if AB units to be issued after the date hereof trade at a price below anticipated levels. We caution readers to carefully consider such factors.

Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward Looking Statements” in AB’s Form 10-K for the year ended December 31, 2021, and subsequent Forms 10 Q. Any or all of the forward-looking statements made in this news release, Form 10-K, Forms 10 Q, other documents we file with or furnish to the SEC, and any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward Looking Statements,” and those listed above, could also adversely affect our revenues, financial condition, results of operations and business prospects.

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